SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 1, 2002
Date of Report (Date of Earliest Event Reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	811-04893	042942862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(212) 662-2789
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

         Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the February 2002 Monthly Review on the Fund by the Fund’s investment adviser.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2002

	By:	/s/ Haichi Vicki Hau
Name: Haichi Vicki Hau
Title: Secretary

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THE TAIWAN FUND, INC. REVIEW

HSBC Asset Management (Taiwan) Limited	February 2002

24/F No. 99, Tunhwa S. Rd., Sec. 2		Tel: (8862) 2325-7888

Taipei, Taiwan, R.O.C		Fax: (8862) 2706-5371

Portfolio Review

         Taiwan GDP fell by 1.9% during the fourth quarter of 2001, as compared to 4.2% during the third quarter of 2001. This led to a decline in GDP of 1.9% for the year as a whole, which is lower than the original forecast for a decline of 2.7%. On an adjusted quarter to quarter basis, GDP rose by 1.7%. The better-than-expected fourth quarter of 2001, GDP report bodes well for the outlook for growth this year.,

         In February, the Taiwan stock market entered into the consolidation stage with a range between 5,500 to 6,000 for the TAIEX. Average total daily turnover, an indication of investor sentiment, dwindled to two-thirds of the level of volume traded in January. Capital flow continues its rotation among sectors. Pulp and paper was the best performing sector, up 4.8% for the month. The technology sector moved in line with the index, down 3.08%.

         The Fund’s investment strategy continues to focus on cyclical and outsourcing plays. The most encouraging guidance came from UMC this month. The company guided a 20% sequential quarter to quarter growth, indicating a broad-based recovery. Given prospects of an improving business environment, we have increased UMC weighting in the Fund’s active portfolio. For outsourcing plays, Accton (networking), Realtek (IC design), Quanta (notebook), Austek (motherboard) and Beng (communication) remains our top holdings.

Core & Active Portfolio Asset Allocation

As of 02/28/02

	% of Core	% of Active	% of
	Portfolio	Portfolio	TAIEX
Semiconductor	24.43	17.58	22.54

Electronics	20.48	32.72	18.97

Banking	14.58	0	14.97

PC & Peripherals	13.31	19.37	15.83

Telecommunication	7.18	10.59	6.32

Plastics	6.32	0.01	4.15

Retail	3.86	0	0.83

Textile	3.79	0	2.98

Auto	1.68	0	0.66

Steel	1.60	0	1.96

Rubber	1.28	0	0.41

*C. S. & Software	0.81	0.76	0.67

Chemical	0.68	0	1.08

Transportation	0	0	1.67

Electricals	0	0	1.07

Others	0	0.19	5.89

Total	100.00	81.22	100.00

Cash		18.78

Total Active Portfolio Net Asset: US$94.85M
Total Core Portfolio Net Asset: US$135.25M

Top 10 Holdings of Active Portfolio

As of 02/28/02

% of Active Portfolio
AU Optronics Corp.	8.68

Taiwan Semiconductor Mfg.	5.99

Benq Corp.	4.86

Accton Technology Corp.	4.77

Asustek Computer Inc.	4.18

Realtek Semiconductor Corp.	4.11

United Micro Electronics	3.78

Mediatek Incorporation	3.72

Phoenix Precision Technology	3.05

ProMos Technologies Inc.	2.96

Total	46.10

Total Fund Asset Allocation

As of 02/28/02

	% of	% of
	Total Fund	TAIEX
Electronics	24.89	18.97

Semiconductor	21.41	22.54

PC & Peripherals	16.84	15.83

Banking	7.72	14.97

Telecommunication	7.62	6.32

Plastics	3.70	4.15

Textile	3.04	1.61

Auto	0.98	0.66

Steel	0.93	1.96

Retail	0.88	0.83

*C. S. & Software	0.80	0.67

Rubber	0.75	0.41

Chemical	0.40	1.08

Transportation	0	1.67

Electricals	0	1.07

Others	2.21	7.26

Total	92.17	100.00

Cash	7.83

Total Net Asset: US$230.10M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 02/28/02

% of Total Portfolio
Taiwan Semiconductor Mfg.	8.17

United Micro Electronics	7.32

AU Optronics Corp.	5.66

Asustek Computer Inc.	3.39

Quanta Computer Inc.	3.08

Realtek Semiconductor Corp.	2.69

Mediatek Incorporation	2.66

Benq Corp.	2.60

Chinatrust Commercial Bank	2.52

ProMos Technologies Inc.	2.42

Total	40.51

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Premium/Discount of TWN

NAV: US$13.74	Price: US$12.34	Prem.: -10.19%

No. of Shares: 16.4M

Performance Comparison

Total Returns

(Return in US$)	As of 02/28/02	Unit:%

	Last	Last	Last	2001	2000	1999	1998

	1 Mth	3 Mth	6 Mth

TWN	-2.28	23.78	27.81	6.57	-45.08	47.29	-15.31

ROC	-2.80	23.06	20.39	-6.57	-39.94	35.86	-18.42

Taipei	0.12	26.39	18.19	-15.69	-50.94	13.87	-11.90

Formosa	-2.06	27.21	21.82	9.35	-51.04	19.57	-13.85

Formosa Growth	-1.91	25.70	24.69	4.46	-51.94	38.49	-5.47

New Taipei	1.01	32.26	29.65	2.33	-45.59	33.91	2.40

Index	-3.36	25.90	24.31	10.42	-46.53	34.16	-20.31

Taiwan Fund (Since Launch 1986/12/31): 634.72%

Performance Chart

Taiwan’s Macro Economics Review

Liquidity conditions remain ample with M1B continuing an upward trend since April 2001 as a result of the aggressive easing of monetary policy. Industrial production and export orders have bottomed out during the fourth quarter of 2001, with the electronic sector leading the way.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.

Deputy Fund Manager: Li-Jeng Chen

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